Exhibit 10.8.1

FAT BRANDS INC.

AMENDMENT TO NOTE EXCHANGE AGREEMENT

This Amendment to Note Exchange Agreement (the “Amendment”), dated as of August 14, 2018, is entered into by and between FAT Brands Inc., a Delaware corporation (the “Company”), and Fog Cutter Capital Group, Inc., a Maryland corporation (the “Holder”), and amends the original Note Exchange Agreement, dated June 27, 2018, between the parties (the “Agreement”). Capitalized terms used and not otherwise defined herein shall have the meanings given thereto in the Agreement.

WHEREAS, the parties desire to amend the Agreement as provided herein.

Now, Therefore, in consideration of these premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby amend the Agreement as follows, effective as of the Effective Date:

1. Section 1(a)(ii) of the Agreement is amended and restated to read, in its entirety, as follows:

“A portion of the Note Balance in the amount of $7,272,053 shall be exchanged for 989,395 shares of Common Stock of the Company, representing an exchange price of $7.35 per share, which the Company has determined is equal to or greater than the market value of the Common Stock on the date hereof determined pursuant to the applicable provisions of the Nasdaq Marketplace Rules.”

2. Each of Section 1(b) and Section 1(d) of the Agreement is deleted in its entirety.

3. Except as expressly amended hereby, all provisions of the Agreement shall remain in full force and effect and shall be binding upon the parties; provided, however, that in the event of any conflicts or inconsistencies between the provisions of the Agreement and the provisions of this Amendment, the provisions of this Amendment shall govern and be deemed controlling.

4. This Amendment may be executed by the parties hereto in separate counterparts, each of which shall be deemed to be the original but all of which together shall constitute one and the same Amendment, provided that all of the parties hereto shall have executed a counterpart to this Amendment. This Amendment may be executed through delivery of duly executed signature pages by facsimile or electronic mail.

5. Each party shall execute and deliver such documents and take such action, as may reasonably be considered within the scope of such party’s obligations hereunder, necessary to effectuate the transactions contemplated by this Amendment.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

FAT BRANDS INC.

By:	/s/ Ron Roe
Name:	Ron Roe
Title:	Chief Financial Officer

FOG CUTTER CAPITAL GROUP, INC.

By:	/s/ Andrew A. Wiederhorn
Name:	Andrew A. Wiederhorn
Its:	Chief Executive Officer

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